EXHIBIT 10.2

StreamTrack Announces Cancellation of Potential $2.5 Million Royalty Liability

SANTA BARBARA, CA--(Marketwired – September 5, 2013) - StreamTrack, Inc. (OTCQB: STTK) ("StreamTrack" or the "Company"), a digital media technology services company operating within the internet radio and streaming media sectors, today announced the Company has executed a settlement agreement with Lenco Mobile, Inc (“Lenco”), the former owner of the Company’s proprietary RadioloyaltyTM music streaming and internet radio monetization platform. The following is a summary of the key attributes of the transaction.

1.
StreamTrack’s liability to Lenco for any earn-out consideration associated with the assets the Company purchased from Lenco in December 2011 is cancelled in full. StreamTrack will write off the current full value of the contingent royalty payable of approximately $820,000.

2.	StreamTrack will waive its claim to collect on approximately $130,000 in accounts receivable owed from Lenco, of which an $80,000 reserve was previously recorded against.
3.
StreamTrack will transfer to Lenco certain assets included in the December 2011 transaction that have remained dormant and not utilized by the Company since December 2011. The assets were previously recorded on StreamTrack’s books with no value.

Michael Hill, Chief Executive Officer of StreamTrack, stated “The settlement with Lenco removes a significant liability from our balance sheet that could have ultimately totaled $2,500,000. The assets we relinquished have little value to our core business but have particular value to Lenco. We are pleased to move forward with our business without the overhang of this large potential royalty liability.”

About StreamTrack, Inc. StreamTrack, Inc. (the "Company") is a digital media and technology services company. The Company provides audio and video streaming and advertising services through its RadioLoyalty™ Platform (the "Platform") to over 5,000 internet and terrestrial radio stations and other broadcast content providers. The Platform consists of a web-based and mobile player that manages streaming audio and video content, social media engagement, display and video ad serving within the web player and is also capable of replacing audio ads with video ads within the web player in a live or on-demand environment. The Company offers the Platform directly to its broadcasters and integrates or white labels its technologies with web-based internet radio guides and other web-based content providers. The Company is also continuing development of WatchThis™, a patent-pending technology to provide web, mobile and IP television streaming services that are e-commerce enabled within streamed content.
For more information visit: http://www.streamtrack.com or http://www.radioloyalty.com

Forward-Looking Statements
Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about StreamTrack's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

Contact:

StreamTrack, Inc.
Michael Hill
Chairman and Chief Executive Officer
ir@streamtrack.com
+1 805-308-9151